UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —August 12, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 224-1444
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 12, 2008, NUCRYST Pharmaceuticals Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.
Item 8.01 Other Events
On August 12, 2008, the Company announced that its Board of Directors has authorized a program for the Company to repurchase up to 900,000 Common Shares of the Company for an amount not to exceed $1.3 million using the facilities of NASDAQ. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference.
The information set forth in Items 2.02 and 8.01 in this Current Report on Form 8-K, and the exhibits attached hereto are being furnished to the United States Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for any purposes, nor shall such information or such exhibits be deemed incorporated by reference in any filing with the SEC made by the Company under the Securities Exchange Act of 1934, or the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated August 12, 2008, titled “NUCRYST Announces Second Quarter 2008 Financial Results”

99.2	Press Release, dated August 12, 2008, titled “NUCRYST Announces a Share Repurchase Program”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

Dated: August 13, 2008.